Exhibit 99.1

Red Robin Announces New $250 million Credit Agreement

Greenwood Village, CO — May 9, 2011 — Red Robin International, Inc. (“RRI”), a wholly owned subsidiary of Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB), today announced that it has closed on a new amended and restated credit agreement.  The transaction was arranged by Wells Fargo Securities, LLC, and Bank of America, N.A., as Joint Lead Arrangers and Joint Lead Bookrunners, along with a syndicate of banks.  The amended credit facility is comprised of a $150 million term loan and a $100 million revolving line of credit, and replaces a $300 million credit facility that was scheduled to mature in June 2012.

The amended credit agreement allows RRI to increase the credit facility by up to an additional $100 million in the future, subject to lender participation.  The initial term of the agreement is for five years, with the option for up to two additional years to be added to the maturity of the revolving line of credit at RRI’s request and lender participation.

“We’re pleased with our new credit agreement, which we believe will solidify a strong, flexible and scalable capital structure upon which we can execute long term growth initiatives for Red Robin,” said Stephen Carley, Red Robin Gourmet Burgers, Inc.’s chief executive officer.  “The credit facility also provides us with the financial flexibility to prudently allocate capital, including stock repurchases, subject to certain limitations.”

About Red Robin International, Inc.

Red Robin International, Inc., a wholly owned subsidiary of Red Robin Gourmet Burgers, Inc., is a casual dining restaurant chain founded in 1969 that serves up wholesome, fun, feel-good experiences in a family-friendly environment.  Red Robin® restaurants are famous for serving more than two dozen insanely delicious, high-quality gourmet burgers in a variety of recipes with Bottomless Steak Fries®, as well as salads, soups, appetizers, entrees, desserts, and signature Mad Mixology® Beverages.  There are more than 450 Red Robin® restaurants located across the United States and Canada, including company-owned locations and those operating under franchise agreements.  For more information on Red Robin® restaurants, visit the Red Robin website at www.redrobin.com.

Forward-Looking Statements:

Certain information and statements contained in this press release, including those regarding the Company’s capital structure, ability to execute growth initiatives, and anticipated financial flexibility, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “allow,” “believe,” “can”, “growth”, “will” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. Such statements speak only as of the date hereof and we undertake no obligation to update any such statement to reflect events or circumstances arising after the date hereof. These statements are based on assumptions believed by us to be reasonable, and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: the ability to effectively implement strategies and achieve anticipated revenue and cost savings from Project RED, data infrastructure overhaul and other initiatives; the downturn in general economic conditions including severe volatility in financial markets; changes in availability of capital or credit facility borrowings to us and to our franchisees; the adequacy of cash flows generated by our business or available debt resources to fund operations and growth opportunities; our ability to achieve and manage our planned expansion, including both in new markets and existing markets; and other risk factors described from time to time in the Company’s 10-Q and 10-K filings with the SEC.

For further information contact:

ICR

Don Duffy/Raphael Gross

203-682-8200